As filed with the Securities and Exchange Commission on February 12, 2024

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aquestive Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	30 Technology Drive Warren, NJ 07059	82-3827296
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer Identification No.)

Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan, as amended

Aquestive Therapeutics, Inc. Employee Stock Purchase Plan, as amended

(Full title of the plans)

A. Ernest Toth, Jr.

Chief Financial Officer

Aquestive Therapeutics, Inc.

30 Technology Drive

Warren, NJ 07059

(Name and address of agent for service)

(908) 941-1900

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Lori J. Braender

SVP, General Counsel

Aquestive Therapeutics, Inc.

30 Technology Drive

Warren, NJ 07059

908-941-1900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by Aquestive Therapeutics, Inc. (the “Registrant”) for the purpose of registering: (i) an additional 2,740,624 shares of Common Stock, par value $0.001 per share (the “Common Stock”), available for issuance under the Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan”), pursuant to the provisions of the 2018 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2018 Plan; and (ii) an additional 342,578 shares of Common Stock available for issuance under the Aquestive Therapeutics, Inc. Employee Stock Purchase Plan, as amended (the “ESPP”), pursuant to the provisions of the ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the ESPP. The Registrant previously filed with the Securities and Exchange Commission (the “Commission”) registration statements on Form S-8 on July 27, 2018 (SEC File No. 333-226399), January 8, 2021 (SEC File No. 333-251984), January 7, 2022 (SEC File No. 333-262051), January 18, 2023 (SEC File No. 333-269292) and August 9, 2023 (SEC File No. 333-273857) (collectively, the “Prior Registration Statements”) registering shares of Common Stock issuable under the 2018 Plan and the ESPP, as applicable. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, as originally filed with the Commission by the Registrant, are incorporated herein by reference; provided, however, that any reports or portions thereof that are furnished, including under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such items, shall not be deemed incorporated by reference in this Registration Statement:

(a)       The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 31, 2023;

(b)       The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 2, 2023;

(c)       The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the Commission on August 7, 2023;

(d)       The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the Commission on November 6, 2023;

(e)       The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 3, 2023, January 24, 2023, February 7, 2023, March 6, 2023, April 13, 2023, May 31, 2023, June 23, 2023, June 29, 2023, August 2, 2023, September 20, 2023, October 10, 2023, November 2, 2023, and December 5, 2023; and

(f)       The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (SEC File No. 001-38599) filed with the Commission on July 20, 2018, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Common Stock contained in Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 11, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents; provided, however, that any reports or portions thereof that are furnished, including under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such items, shall not be deemed incorporated by reference in this Registration Statement. Any statement contained herein or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan, as amended (filed as Exhibit 4.1 to the Registration Statement on Form S-8 of the Registrant (SEC File No. 333-273857), as filed on August 9, 2023 and incorporated by reference herein).

4.2	Aquestive Therapeutics, Inc. Employee Stock Purchase Plan, as amended (filed as Exhibit 10.14 to the Annual Report on Form 10-K of the Registrant, as filed on March 11, 2020 and incorporated by reference herein).

5.1	Legal Opinion of Lori J. Braender, Senior Vice President, General Counsel, and Corporate Secretary, filed herewith.

23.1	Consent of KPMG LLP, filed herewith.

24.1	Powers of Attorney, filed herewith (included on the signature page of this Registration Statement under the caption “Power of Attorney”).

107	Filing Fee Table, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Somerset, State of New Jersey, on this 12th day of February, 2024.

AQUESTIVE THERAPEUTICS, INC.

By:	/s/ Daniel R. Barber
Name:	Daniel R. Barber
Title:	President and Chief Executive Officer

Exhibit 24.1

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel R. Barber, A. Ernest Toth, Jr. and Lori J. Braender, and each or any one of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, with the Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Daniel R. Barber		February 12, 2024
Daniel R. Barber	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)
/s/ A. Ernest Toth, Jr.		February 12, 2024
A. Ernest Toth, Jr.	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Santo J. Costa		February 12, 2024
Santo J. Costa	Chairman of the Board of Directors

/s/ Gregory B. Brown, M.D.		February 12, 2024
Gregory B. Brown, M.D.	Member of the Board of Directors

/s/ John S. Cochran		February 12, 2024
John S. Cochran	Member of the Board of Directors

/s/ Julie Krop, M.D.		February 12, 2024
Julie Krop, M.D.	Member of the Board of Directors

/s/ Timothy Morris		February 12, 2024
Timothy Morris	Member of the Board of Directors

/s/ Marco Taglietti, M.D.		February 12, 2024
Marco Taglietti, M.D.	Member of the Board of Directors